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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-82471 and 333-82471-01) pertaining to the Simon Property Group and Adopting Entities Matching Savings Plan of our report dated June 14, 2002 with respect to the financial statements and schedule of the Simon Property Group and Adopting Entities Matching Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

Indianapolis, Indiana
June 27, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS